UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2020
______________________________
BRP Group, Inc.
(Exact name of registrant as specified in its charter)
______________________________

Delaware	001-39095	61-1937225
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

4010 W. Boy Scout Blvd Suite 200
Tampa, Florida		33607
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (866) 279-0698

Not Applicable
(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 13, 2020, Barbara Matas and Joseph J. Kadow were each appointed to BRP Group, Inc.’s Board of Directors (the “Board”) and the Audit Committee of the Board (the “Audit Committee”), effective February 13, 2020. The Board has determined that Ms. Matas and Mr. Kadow are each independent in accordance with applicable NASDAQ Global Select Market rules and BRP Group, Inc.’s corporate governance guidelines. Chris Sullivan, a member of the Audit Committee, will step down from the Audit Committee, effective February 13, 2020, but will continue to serve as a member of the Board.
Ms. Matas served as the Chairman of Citigroup's Leveraged Finance business from 2013 to 2016 and Head and Co-Head from 2006 to 2013. Ms. Matas joined Citicorp in 1985 and held various other leadership positions in leveraged finance and high yield capital markets at Citicorp, Salomon Brothers and Citigroup until 2006. She began her career as an auditor at Touche Ross. Ms. Matas has also been a director of Apollo Investment Corporation since 2017, and a director of Sleep Number Corporation (formerly known as Select Comfort) since 2016. Ms. Matas holds a B.S. in accounting and quantitative analysis from New York University and an M.B.A. in corporate finance from the University of Michigan.
Mr. Kadow served as Executive Vice President and Chief Legal Officer of Bloomin’ Brands, Inc. from April 2005 to July 2019, and joined Bloomin’ Brands in 1994 as Vice President and General Counsel. Bloomin’ Brands is the operator of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse and Wine Bar. Prior to that, he served as a partner in the Orlando, Florida office of the national law firm, Baker Hostetler LLP. Mr. Kadow is a past Chairman of the board of directors of the National Restaurant Association. Mr. Kadow is a member of the board of directors, audit committee and nominating and corporate governance committee of Habit Restaurants, Inc. Mr. Kadow received his Bachelor’s Degree in Accounting from the University of Scranton and his J.D. from the Dickinson School of Law at Pennsylvania State University.
Ms. Matas and Mr. Kadow will each receive quarterly payments of $25,000 for their Board service, $12,500 of which will be paid in cash and $12,500 of which will be paid in Class A Common Stock of BRP Group, Inc. Ms. Matas and Mr. Kadow will also each enter into BRP Group, Inc.’s standard indemnification agreement for directors.
Item 7.01 Regulation FD Disclosure.
On February 13, 2020, BRP Group, Inc. issued a press release announcing the appointment of Ms. Matas and Mr. Kadow to the Board and the Audit Committee. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of BRP Group, Inc. dated February 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRP GROUP, INC.

Date: February 13, 2020	By:	/s/ Kristopher A. Wiebeck
Name: Kristopher A. Wiebeck
Title: Chief Financial Officer